Exhibit 10.9

NONCOMPETITION AGREEMENT

This NONCOMPETITION AGREEMENT (this “Agreement”) is made and entered into as of this 30th day of June, 2006, by and between Butler International, Inc., a Maryland corporation (the “Parent”) and Edward M. Kopko (“Kopko”). References to “Parent” in this Agreement shall include all direct and indirect subsidiaries of Butler International, Inc.

R E C I T A L S

A.           Butler International, Inc., a Maryland corporation, Butler Service Group, Inc., a New Jersey corporation, Butler Services International, Inc., a Delaware corporation, Butler Telecom, Inc., a Delaware corporation, Butler Services, Inc., a Delaware corporation, Butler Utility Service, Inc., a Delaware corporation, Butler Publishing, Inc., a Delaware corporation, Butler International, Inc.’s Subsidiaries signatory thereto as guarantors and Levine Leichtman Capital Partners III, L.P., a California limited partnership (“Purchaser”), are all parties to that certain Securities Purchase Agreement, dated the date hereof (the “Purchase Agreement”). Terms used but not defined in this Agreement that are defined in the Purchase Agreement have the meanings set forth in the Purchase Agreement.

B.           In conjunction with the transactions contemplated by the Purchase Agreement and the Investment Documents, Parent and Kopko, the Chairman and Chief Executive Officer of Butler International, Inc., each wish to enter into this Agreement.

A G R E E M E N T

In consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties, intending to be legally bound, agree as follows:

1.            Noncompetition Agreement. Kopko hereby covenants and agrees, for the benefit of the Parent that, for the Restricted Period (as defined below), Kopko will not, directly or indirectly, engage in, whether as principal, agent, officer, director, investor, consultant, stockholder, lender, partner, member, owner, sponsor, or otherwise, alone or in association with any other person, carry on, manage, operate, finance, sponsor, or become engaged or concerned in, or otherwise take part in, a business, anywhere in the world, similar to or in competition with any part of the business of the Parent as conducted prior to or on the date of this Agreement or as contemplated to be conducted in the future, which generally consists of providing outsourcing, project management and technical staff augmentation services (collectively, referred to as the “Business,” which definition shall not include any publishing activities of the Parent), or be employed in a competitive capacity by or render services to, or own, any share in the earnings of, or invest in the stock, bonds, or other securities of (other than less than 5% of the outstanding shares of common stock of any publicly traded company), or lend money or extend credit to, or otherwise directly or indirectly assist, any business similar to or in competition with any part of the Business, anywhere in the world. The “Restricted Period” is from the date of termination of Kopko’s employment with Parent through the third anniversary of the date Kopko is no longer an employee of the Parent. If any portion of the restricted geographic area in any jurisdiction shall be adjudicated in such jurisdiction to be invalid or unenforceable as so identified, such identification shall be deemed amended to properly reflect the largest aggregate geographic area in such jurisdiction which would be valid and enforceable under the laws of such jurisdiction; provided, however, that such invalidity or unenforceability shall apply only with respect to part or all of the restricted geographic area in the particular jurisdiction in which such adjudication is made. Kopko recognizes that the territorial and time limitations set forth in this Section 1 are reasonable, not burdensome and are properly required by law for the adequate protection of the Parent.

2.	Nonsolicitation.

(a)          Kopko agrees that during the Restricted Period, he shall not, either directly or indirectly, solicit, recruit or hire any of the Parent’s employees (excluding Kopko’s assistant, any clerks he may work with or employees who make less than $50,000 per year), billable consultants or billable contractors, or induce any such individuals (including Parent’s agents and representatives) to leave their employment or engagement with the Parent, or attempt to solicit, recruit or hire employees (excluding Kopko’s assistant and any clerks he may work with or employees who make less than $50,000 per year), billable consultants or billable contractors, either on his own behalf or for any other person or entity, or induce any such individuals (including Parent’s agents and representatives) to leave their employment or engagement with the Parent. Notwithstanding the foregoing, during the Restricted Period, Kopko may work with any of Parent’s employees, billable consultants, billable contractors, agents or representatives on a part time or occasional basis so long as such part time or occasional arrangement does not interfere in any way with such individual’s employment, engagement or relationship with the Parent.

(b)          Kopko agrees that during the Restricted Period, he shall not, either directly or indirectly, induce, solicit or do any business which is competitive with the Business with any of the Parent’s customers that, at the time of Kopko’s termination, comprise the top 80% of the revenue of the Parent on a consolidated basis if such customers were ranked in terms of revenue produced for the Parent on a consolidated basis in the year prior to Kopko’s termination and shall not take any action to cause such customers to (i) reduce or modify such customer’s relationship with the Parent, or (ii) to enter into any relationship whereby such customer would have a relationship with any person or entity engaged in the Business. Parent covenants that, as promptly as practicable after Kopko’s termination, it will provide Kopko with a list of customers that comprise the top 80% of the revenue of the Parent on a consolidated basis if such customers were ranked in terms of revenue produced for the Parent on a consolidated basis in the year prior to Kopko’s termination.

3.	Payments to Kopko.

(a)          The Parent agrees that if Kopko voluntarily terminates his position as an employee of the Parent or is terminated for cause, as determined in the sole discretion of the Board of Directors of the Parent, he will be paid the sum of $500,000 per year from the time of such voluntary termination or termination for cause, as applicable, to the end of the Restricted Period. In addition, if an event described in Section 11.1(i) or 11.1(j) of the Purchase Agreement occurs (a “Bankruptcy Event”), Kopko will be paid the sum of $500,000 per year from the time of such Bankruptcy Event (and while such event continues) to the end of the Restricted Period.

Kopko will also be entitled to any non-salary benefits provided to him as part of any severance arrangements Kopko has with the Parent.

(b)          The Parent further agrees that, in the event that Kopko is terminated for any reason other than cause, as determined by the Board of Directors of the Parent, he will be paid in full under any severance arrangements Kopko has with the Parent at the time of such termination. In the event that such severance arrangements pay Kopko the sum of $500,000 per year from the time of such termination to the end of the Restricted Period, this Agreement shall remain in force and effect (and, in the event of any shortfall in such $500,000 payment, Parent shall make up such shortfall and this Agreement shall remain in force and effect).

4.	Miscellaneous Provisions.

4.1         Governing Law. The validity, construction and performance of this Agreement, and any action arising out of or relating to this Agreement shall be governed by the laws of the State of Florida, without regard to the laws of the State of Florida as to choice or conflict of laws.

4.2         Severability; Construction. In the event that any of the provisions contained herein are held to be invalid, prohibited or unenforceable in any jurisdiction for any reason because of the scope, duration or area of its applicability or for other reasons, unless narrowed by construction, such provision shall for purposes of such jurisdiction only, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (or if such language cannot be drawn narrowly enough, the court making any such determination shall have the power to modify, to the extent necessary to make such provision or provisions enforceable in such jurisdiction, such scope, duration or area or all of them, and such provision shall then be applicable in such modified form). If, notwithstanding the foregoing, any such provision would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction only, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions. No narrowed construction, court-modification or invalidation of any provision shall affect the construction, validity or enforceability of such provision in any other jurisdiction.

4.3         Attorneys’ Fees. If any action or proceeding is commenced by either party concerning this Agreement, the prevailing party shall recover from the losing party reasonable attorneys’ fees and costs, including those of appeal and not limited to taxable costs, incurred by the prevailing party, in addition to all other remedies to which the prevailing party may be entitled.

4.4         Interpretation. This Agreement shall be construed according to its fair meaning and not strictly for or against any party. The captions of the sections of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

4.5         Waiver and Amendment. This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns. Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but only to the extent such provision is for the benefit of the waiving party, and no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

4.6         Assignment. Except as specifically provided otherwise in this Agreement, neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial process, operation of law, or otherwise), in whole or in part, by any party without the prior written consent of all other parties. Notwithstanding the foregoing, the Parent may, without the consent of Kopko, assign all of its rights and obligations under this Agreement to any of its Subsidiaries or its Affiliates or in connection with a sale of the Business of the Parent (by asset sale, stock sale, merger or otherwise) or the assignment of a security interest to any lender to the Parent.

4.7         Successors and Assigns. Each of the terms, provisions, and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

4.8.        CONSENT TO JURISDICTION. WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT AS SET FORTH IN THE LAST SENTENCE, THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY (i) AGREE AND CONSENT TO BE SUBJECT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT LOCATED IN THE STATE OF FLORIDA (AND IN THE ABSENCE OF FEDERAL JURISDICTION, THE PARTIES CONSENT TO BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN THE STATE OF FLORIDA), (ii) AGREE NOT TO BRING ANY ACTION RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT (EXCEPT TO ENFORCE THE JUDGMENT OF SUCH COURTS), AND (iii) AGREE NOT TO OBJECT TO VENUE IN SUCH COURTS OR TO CLAIM THAT SUCH FORUM IS INCONVENIENT. NOTWITHSTANDING THE FOREGOING, THE PARENT MAY SEEK SPECIFIC PERFORMANCE OF THIS AGREEMENT OR MONEY DAMAGES BY INITIATING AN ACTION IN ANY COURT IT REASONABLY BELIEVES HAS JURISDICTION WITH RESPECT TO AN ACTION TAKEN BY KOPKO IN VIOLATION HEREOF.

4.9.        WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ITS, HIS OR HER RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS

THAT NONE OF HE, SHE OR IT NOR ANY OF ITS SUBSIDIARIES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.

4.10       Termination. This Agreement shall terminate once the Parent’s obligations to the Purchaser under the Notes are paid off.

4.11       Investment Documents. The parties hereto agree that this Agreement is an Investment Document, as defined in the Purchase Agreement.

4.12       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

4.13      Entire Agreement; Amendment. This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings of the parties in connection therewith. This Agreement may not be altered or amended except by an agreement in writing signed by the parties to be bound.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.

“PARENT”: BUTLER INTERNATIONAL, INC., a Maryland corporation By: /s/ Mark Koscinsk Its: VP - Controller	“KOPKO”: /s/ Edward M. Kopko Edward M. Kopko

[Signature Page to Noncompetition Agreement]